Exhibit 99.2

ImClone Systems Incorporated
Investors and Media Contact:
Rebecca Gregory
(646) 638-5058

PHASE I RESULTS FOR IMCLONE PIPELINE ANTI-IGF-1R
MONOCLONAL ANTIBODY IMC-A12 PRESENTED AT ASCO

— Fully human IgG1 monoclonal antibody is well tolerated.

— Four of 11 evaluable patients with advanced solid tumors show stable disease

New York, NY — June 5, 2007 - First-in-human results for IMC-A12, a monoclonal antibody developed by ImClone Systems Incorporated (NASDAQ: IMCL) and targeted to IGF-1R (insulin-like growth factor type 1 receptor), were presented at the annual meeting of the American Society of Clinical Oncology in Chicago. The IGF-IR is expressed on the cell surface of must human cancers and transmits signals that lead to tumor cell growth and proliferation, and inhibition of programmed cell death.    Aberrant expression of the IGF-IR has been implicated in tumorigenesis and the development of tumor resistance to chemotherapy, hormonal therapies, and targeted therapies.  IMC-A12 was well tolerated and showed activity in patients with advanced solid tumors.

Like its marketed product ERBITUX® (cetuximab), the monoclonal antibodies in the ImClone pipeline are all type 1 immunoglobulin G (IgG1) antibodies. In vitro, IgG1 antibodies elicit antibody-dependent cellular cytotoxicity (ADCC), which can kill cancer cells and may contribute to their overall therapeutic effects. These novel antibodies target cell surface receptors in various signaling pathways known or believed to play important roles in the growth and proliferation of tumors or tumor vasculature. Specific targets include insulin-like growth factor-1 receptor (IGF-1R), vascular endothelial growth factor receptor-1 (VEGFR-1), VEGFR-2, VEGFR-3, platelet-derived growth factor receptor alpha (PDGFRα), FMS-like tyrosine kinase 3 receptor (FLT3), fibroblast growth factor receptor 3 (FGFR3), among others.

“Our pipeline consists of a robust collection of IgG1 monoclonal antibodies targeted against cellular pathways that are emerging as critical drivers of cancer growth, proliferation, and survival,” said Eric Rowinsky, M.D., Chief Medical Officer and Senior Vice President of ImClone Systems. “With ERBITUX as our cornerstone, we are uniquely positioned to drive the science that will lead to new therapies of major clinical impact.   As for IMC-A12, this first-in-human study paves the way for a wide range of activity finding studies many of which will begin over the next several months in a broad range of tumor types, many of which will begin over the next several months.”

“We are extremely excited by our extensive pipeline of novel antibodies,” said Alexander J. Denner, Ph.D., Chairman of ImClone System’s Executive Committee. “The depth of our pipeline will allow us the flexibility to evaluate the potential of these antibodies to improve current standards of care as well as in novel combinations that may define new therapies to improve patient care.”

About ImClone Systems Incorporated:

ImClone Systems Incorporated is committed to advancing oncology care by developing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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